SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)            January 23, 2003


Kaire  Holdings,  Inc.
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(Exact Name of Registrant as Specified in its Charter)


Delaware                            0-21384                      13-3367421
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(State or Other Jurisdiction      (Commission                  (IRS Employer
of Incorporation)                 File Number)               Identification No.)



8135 Clybourn Avenue, Sun Valley, California                    91352
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(Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number, including area code:  818-252-0509


1429 South Robertson Blvd., Los Angeles, California             90035
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(Former Name or Former Address, if Changed Since Last Report)


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Item 2.  Acquisition or Disposition of Assets

On January 23, 2003, Effective Health Inc, a subsidiary of Kaire Holdings, Inc. (hereinafter referred to as "Registrant"), acquired Sespe Pharmacy, a California business ("Sespe"), in accordance with the terms of an Agreement and Plan Merger among the Registrant and Sespe. (see attached) The acquisition asset has a purchase price of $100,000 and was obtained by the Registrant's issuance of $65,000 in cash and two promissory notes.

Sespe Pharmacy is retail pharmacy located in the Sespe Medical Clinic which is operated by the Santa Paula Community Hospital. Sespe is a growing business dispensing on average 75 retail prescriptions per day. The proximity to the medical clinic provides a steady stream of new patients building on the existing base of repeat customers. Revenues generated from retail prescriptions average $3,500 per day with gross profit margins in excess of 20%.

The company purchased the pharmacy for $181,000, payable in a combination of cash and promissory notes. The purchase price includes a drug inventory valued at $81,068 as well as active provider numbers from Medi-cal, Medi-care and numerous private insurance providers.

The terms of the promissory notes are as follows: 1) The first note is for the balance of the sale in the amount of $35,000 to be paid as follows: 1/3 due 60 days from the closing of escrow, 1/3 due in 90 days of the closing of escrow, and the final 1/3 due 120 days from the closing of escrow. Each of the three payment to be in the amount of $11,666.66. 2) The second note to be in the amount of inventory of approximately $81,068. This note is to be paid in four equal installments beginning 60 days after the close of escrow. Each payment shall be in the amount of 1/4th of the actual inventory number or approximately $81,068 (ie. $20,267 for 4 consecutive months beginning 60 days from the close of escrow.) A default on either note shall trigger the notes to accrue interest at the rate of 8 percent from the month of default

Item 5.  Other Events and Regulation FD Disclosure

     On January 20, 2003 Kaire Holdings Inc. (the "Company") moved their primary offices from 1429 South Robertson Blvd., Los Angeles, California 90035 to 8135 Clybourn Avenue, Sun Valley, California 91352.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) The required pro forma financial information is unavailable as of the date hereof and will be filed by the Registrant pursuant to the requirements of the Securities Exchange Act and the rules and regulations promulgated there under within 75 days after the date of the event reported in this Form 8-K.

     (b)  Exhibit number.

     2.1 Offer for Purchase and Sale of Sespe Pharmacy by Effective Health Inc. dated October 4, 2002

     2.2  News release issued by the Kaire Holdings on January 23, 2003



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SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated:   January 29, 2003                       Kaire Holdings, Inc.


                                         By:  /s/  Steven Westlund
                                         ------------------------------
                                         Steven  Westlund


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